Exhibit 99.1

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports Third Quarter Results

Terre Haute, Indiana, October 27, 2026 – First Financial Corporation (NASDAQ:THFF) today announced results for the third quarter of 2026.

●	Net income was $27.4 million compared to $20.8 million reported for the same period of 2025;
●	Diluted net income per common share of $2.31 compared to $1.75 for the same period of 2025;
●	Return on average assets was 1.79% compared to 1.48% for the three months ended September 30, 2025;
●	Benefit from credit losses was $750 thousand compared to provision expense of $2.0 million for the third quarter 2025; and
●	Pre-tax, pre-provision net income was $33.7 million compared to $27.7 million for the same period in 2025.[1]

The Corporation further reported results for the nine months ended September 30, 2026:

●	Net income was $70.0 million compared to $57.8 million reported for the same period of 2025;
●	Diluted net income per common share of $5.89 compared to $4.87 for the same period of 2025;
●	Return on average assets was 1.54% compared to 1.39% for the nine months ended September 30, 2025;
●	Provision for credit losses was $3.1 million compared to provision of $6.0 million for the nine months ended September 30, 2025; and
●	Pre-tax, pre-provision net income was $90.3 million compared to $78.3 million for the same period in 2025.[1]

1 Non-GAAP financial measure that Management believes is useful for investors and management to understand pre-tax profitability before giving effect to credit loss expense and to provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation – please refer to the Non-GAAP reconciliations contained in this release.

Acquisitions

On March 1, 2026, First Financial Corporation completed the acquisition of CedarStone Financial, Inc. As a result of the acquisition, loans acquired were $292 million, and deposits acquired were $313 million. Although we initially recognized a bargain purchase gain of $716 thousand in the first quarter 2026, measurement period adjustments recorded in the second quarter revised the preliminary purchase accounting. The cumulative resulting year-to-date bargain purchase gain was $33 thousand.

On August 26, 2026, First Financial Corporation, Terre Haute, Indiana (“FFC” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Illinois Corporation, Decatur, Illinois (“First Illinois”). Under the terms of the Merger Agreement, subject to the allocation and election procedures set forth therein, each outstanding share of First Illinois common stock will be converted into the right to receive either 0.5727 shares of FFC common stock or $44.35 in cash, with 70% of First Illinois common stock to be exchanged for FFC common stock and 30% to be exchanged for cash, in each case subject to the terms of the Merger Agreement. Cash will be paid in lieu of fractional shares. The merger is expected to close in the first quarter of 2027.

Norman D. Lowery, President and Chief Executive Officer, commented “We are pleased with our third quarter results. The quarter marked another quarter of record net income and record net interest income. Our net interest margin and profitability remain strong with a 4.36% net interest margin and a 1.54% return on assets year-to-date. Loan pipelines remain strong and credit quality remains stable.”

Average Total Loans

Average total loans for the third quarter of 2026 were $4.45 billion versus $3.93 billion for the comparable period in 2025, an increase of $520 million or 13.23%. On a linked quarter basis, average loans decreased $3.5 million or 0.08% from $4.45 billion as of June 30, 2026.

Total Loans Outstanding

Total loans outstanding as of September 30, 2026, were $4.41 billion compared to $3.97 billion as of September 30, 2025, an increase of $444 million or 11.20%. On a linked quarter basis, total loans decreased $56.1 million or 1.26% from $4.47 billion as of June 30, 2026. Organic growth of $191 million year-over-year was primarily driven by increases in Commercial Construction and Development, Commercial Real Estate, and Consumer Auto loans.

Average Total Deposits

Average total deposits for the quarter ended September 30, 2026, were $4.85 billion versus $4.59 billion as of September 30, 2025, an increase of $260 million, or 5.66%. On a linked quarter basis, average deposits decreased $17 million or 0.36% from $4.87 billion as of June 30, 2026.

Total Deposits

Total deposits were $4.87 billion as of September 30, 2026, compared to $4.62 billion as of September 30, 2025. On a linked quarter basis, total deposits increased $31.9 million or 0.66% from $4.83 billion as of June 30, 2026. Non-interest bearing deposits were $991 million, and time deposits were $824 million as of September 30, 2026, compared to $850 million and $703 million, respectively for the same period of 2025.

Shareholders’ Equity

Shareholders’ equity at September 30, 2026, was $660.4 million compared to $622.2 million on September 30, 2025. During the last twelve months, the Corporation has not repurchased any shares of its common stock. 518,860 shares remain available for repurchase under the current repurchase authorization. The Corporation paid a $0.56 per share quarterly dividend in July and declared a $0.56 quarterly dividend, which was paid on October 15, 2026.

Book Value Per Share

Book Value per share was $55.54 as of September 30, 2026, compared to $52.50 as of September 30, 2025, an increase of $3.04 per share, or 5.79%. Tangible Book Value per share was $45.79 as of September 30, 2026, compared to $42.75 as of September 30, 2025, an increase of $3.04 per share or 7.11%.

Tangible Common Equity to Tangible Asset Ratio

The Corporation’s tangible common equity to tangible asset ratio was 9.16% at September 30, 2026, compared to 9.12% at September 30, 2025.

Net Interest Income

Net interest income for the third quarter of 2026 was a record $63.5 million, compared to $54.6 million reported for the same period of 2025, an increase of $8.9 million, or 16.3%. Interest income increased $10.3 million and interest expense increased $1.4 million year over year.

Net Interest Margin

The net interest margin for the quarter ended September 30, 2026, was 4.51% compared to the 4.25% reported at September 30, 2025.

Nonperforming Loans

Nonperforming loans as of September 30, 2026, were $21.1 million versus $19.3 million as of September 30, 2025. The ratio of nonperforming loans to total loans and leases was 0.48% as of September 30, 2026, versus 0.49% as of September 30, 2025. On a linked quarter basis, nonperforming loans were $27.1 million, and the ratio of nonperforming loans to total loans and leases was 0.61% as of June 30, 2026.

Credit Loss Provision

Benefit from credit losses for the three months ended September 30, 2026, was $750 thousand, compared to a provision expense of $2.0 million for the same period 2025. The benefit from credit losses was primarily due to an individually evaluated loan from a prior acquisition that was fully recovered during the current quarter.

Net Charge-Offs

In the third quarter of 2026 net charge-offs were $1.0 million compared to $1.6 million in the same period of 2025.

Allowance for Credit Losses

The Corporation’s allowance for credit losses as of September 30, 2026, was $49.7 million compared to $47.4 million as of September 30, 2025. The allowance for credit losses as a percent of total loans was 1.13% as of September 30, 2026, compared to 1.20% as of September 30, 2025. On a linked quarter basis, the allowance for credit losses as a percent of total loans decreased one basis point from 1.14% as of June 30, 2026.

Non-Interest Income

Non-interest income for the three months ended September 30, 2026, and 2025 was $11.4 million and $11.1 million, respectively.

Non-Interest Expense

Non-interest expense for the three months ended September 30, 2026, was $41.3 million compared to $38.0 million in 2025.

Efficiency Ratio

The Corporation’s efficiency ratio was 53.96% for the quarter ended September 30, 2026, versus 56.63% for the same period in 2025.

Income Taxes

Income tax expense for the three months ended September 30, 2026, was $7.0 million versus $5.0 million for the same period in 2025. The effective tax rate for 2026 was 19.73% compared to 20.18% for 2025.

About First Financial Corporation

First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A., which is the fifth oldest national bank in the United States, operating 81 banking centers in Illinois, Indiana, Kentucky, Tennessee, and Georgia. Additional information is available at www.first-online.bank.

Investor Contact:

Rodger A. McHargue

Chief Financial Officer

P: 812-238-6334

E: rmchargue@first-online.com

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
END OF PERIOD BALANCES
Assets	$6,060,947	$6,178,309	$5,669,686	$6,060,947	$5,669,686
Deposits	$4,865,297	$4,833,399	$4,615,305	$4,865,297	$4,615,305
Loans, including net deferred loan costs	$4,411,800	$4,467,897	$3,967,401	$4,411,800	$3,967,401
Allowance for Credit Losses	$49,717	$50,938	$47,411	$49,717	$47,411
Total Equity	$660,446	$675,785	$622,218	$660,446	$622,218
Tangible Common Equity (a)	$544,588	$558,687	$506,604	$544,588	$506,604

AVERAGE BALANCES
Total Assets	$6,117,294	$6,126,618	$5,593,870	$6,031,334	$5,543,954
Earning Assets	$5,778,756	$5,799,062	$5,270,173	$5,700,596	$5,225,957
Investments	$1,234,919	$1,256,470	$1,248,519	$1,251,701	$1,253,009
Loans	$4,448,907	$4,452,394	$3,928,817	$4,353,889	$3,882,605
Total Deposits	$4,851,598	$4,868,890	$4,591,531	$4,794,756	$4,631,155
Interest-Bearing Deposits	$3,893,407	$3,987,492	$3,783,393	$3,866,323	$3,821,405
Interest-Bearing Liabilities	$540,655	$554,935	$359,579	$525,221	$296,667
Total Equity	$680,345	$663,602	$601,034	$669,281	$580,688

INCOME STATEMENT DATA
Net Interest Income	$63,526	$61,222	$54,603	$181,681	$159,249
Net Interest Income Fully Tax Equivalent (b)	$65,064	$62,739	$56,033	$186,200	$163,497
Provision for (Benefit from) Credit Losses	$(750)	$1,300	$1,950	$3,100	$5,950
Non-interest Income	$11,434	$10,646	$11,149	$33,297	$32,041
Non-interest Expense	$41,279	$42,529	$38,048	$124,687	$112,983
Net Income	$27,441	$22,743	$20,762	$69,988	$57,754

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$2.31	$1.91	$1.75	$5.89	$4.87
Cash Dividends Declared Per Common Share	$0.56	$0.56	$0.51	$1.68	$1.53
Book Value Per Common Share	$55.54	$56.83	$52.50	$55.54	$52.50
Tangible Book Value Per Common Share (c)	$47.47	$45.96	$40.96	$45.79	$42.75
Basic Weighted Average Common Shares Outstanding	11,892	11,892	11,851	11,889	11,848

(a)Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholders’ equity.
(b)Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c)Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholders’ equity.

Key Ratios	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Return on average assets	1.79%	1.48%	1.48%	1.54%	1.39%
Return on average common shareholders' equity	16.13%	13.71%	13.82%	13.91%	13.23%
Efficiency ratio	53.96%	57.95%	56.63%	56.81%	57.83%
Average equity to average assets	11.12%	10.83%	10.74%	11.10%	10.47%
Net interest margin (a)	4.51%	4.33%	4.25%	4.36%	4.17%
Net charge-offs to average loans and leases	0.09%	0.24%	0.17%	0.16%	0.18%
Credit loss reserve to loans and leases	1.13%	1.14%	1.20%	1.13%	1.20%
Credit loss reserve to nonperforming loans	235.97%	188.21%	246.14%	235.97%	246.14%
Nonperforming loans to loans and leases	0.48%	0.61%	0.49%	0.48%	0.49%
Tier 1 leverage	11.20%	10.81%	11.05%	11.20%	11.05%
Risk-based capital - Tier 1	13.34%	12.78%	13.12%	13.34%	13.12%

(a)	Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Accruing loans and leases past due 30-89 days	$15,299	$12,726	$14,388	$15,299	$14,388
Accruing loans and leases past due 90 days or more	$1,294	$3,030	$1,792	$1,294	$1,792
Nonaccrual loans and leases	$19,775	$24,035	$17,470	$19,775	$17,470
Other real estate owned	$1,418	$1,039	$138	$1,418	$138
Nonperforming loans and other real estate owned	$22,487	$28,104	$19,400	$22,487	$19,400
Total nonperforming assets	$25,148	$30,755	$22,243	$25,148	$22,243
Gross charge-offs	$3,049	$4,084	$3,226	$10,078	$9,395
Recoveries	$2,078	$1,384	$1,600	$4,880	$4,224
Net charge-offs/(recoveries)	$971	$2,700	$1,626	$5,198	$5,171

Non-GAAP Reconciliations	Three Months Ended September 30,
	2026	2025
($in thousands, except EPS)
Income before Income Taxes	$34,431	$25,754
Provision for (benefit from) credit losses	(250)	1,950
Provision for (benefit from) unfunded commitments	(500)	—
Pre-tax, Pre-provision Income	$33,681	$27,704

Non-GAAP Reconciliations	Nine Months Ended September 30,
	2026	2025
($ in thousands, except EPS)
Income before Income Taxes	$87,191	$72,357
Provision for (benefit from) credit losses	3,600	5,850
Provision for (benefit from) unfunded commitments	(500)	100
Pre-tax, Pre-provision Income	$90,291	$78,307

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	September 30,	December 31,
	2026	2025

	(unaudited)
ASSETS
Cash and due from banks	$92,497	$130,369
Federal funds sold	667	475
Securities available-for-sale	1,104,628	1,149,526
Loans:
Commercial	2,371,255	2,375,344
Residential	1,308,869	986,955
Consumer	725,268	688,135
	4,405,392	4,050,434
(Less) plus:
Net deferred loan costs	6,408	4,869
Allowance for credit losses	(49,717)	(47,995)
	4,362,083	4,007,308
Restricted stock	23,579	18,536
Accrued interest receivable	28,797	27,762
Premises and equipment, net	87,697	78,582
Bank-owned life insurance	137,867	131,286
Goodwill	98,229	98,229
Other intangible assets	17,629	16,234
Other real estate owned	1,418	94
Other assets	105,856	97,725
TOTAL ASSETS	$6,060,947	$5,756,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$990,989	$916,473
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	218,702	135,605
Other interest-bearing deposits	3,655,606	3,499,033
	4,865,297	4,551,111
Short-term borrowings	203,472	292,468
FHLB advances	262,348	188,208
Other liabilities	69,384	73,470
TOTAL LIABILITIES	5,400,501	5,105,257

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,206,804 in 2026 and 16,190,157 in 2025
Outstanding shares-11,891,896 in 2026 and 11,880,759 in 2025	2,022	2,021
Additional paid-in capital	148,046	147,442
Retained earnings	791,803	741,793
Accumulated other comprehensive income/(loss)	(127,387)	(86,681)
Less: Treasury shares at cost-4,314,908 in 2026 and 4,309,398 in 2025	(154,038)	(153,706)
TOTAL SHAREHOLDERS’ EQUITY	660,446	650,869
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,060,947	$5,756,126

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

			(unaudited)
INTEREST INCOME:
Loans, including related fees	$76,585	$67,070	$218,092	$195,457
Securities:
Taxable	6,367	5,985	19,257	17,902
Tax-exempt	3,019	2,689	8,897	7,915
Other	958	900	2,848	2,579
TOTAL INTEREST INCOME	86,929	76,644	249,094	223,853
INTEREST EXPENSE:
Deposits	18,117	18,002	52,496	54,696
Short-term borrowings	2,303	1,916	7,275	5,007
Other borrowings	2,983	2,123	7,642	4,901
TOTAL INTEREST EXPENSE	23,403	22,041	67,413	64,604
NET INTEREST INCOME	63,526	54,603	181,681	159,249
Provision for (benefit from) credit losses - loans	(250)	1,950	3,600	5,850
Provision for (benefit from) credit losses - unfunded commitments	(500)	—	(500)	100
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	64,276	52,653	178,581	153,299
NON-INTEREST INCOME:
Trust and financial services	1,394	1,278	4,388	4,161
Service charges and fees on deposit accounts	8,407	8,104	24,006	23,243
Other service charges and fees	259	251	978	823
Securities gains/(losses), net	—	24	(109)	21
Interchange income	232	176	632	570
Loan servicing fees	338	338	997	830
Gain on sales of mortgage loans	335	494	1,122	1,149
Bargain purchase gain	—	—	33	—
Other	469	484	1,250	1,244
TOTAL NON-INTEREST INCOME	11,434	11,149	33,297	32,041
NON-INTEREST EXPENSE:
Salaries and employee benefits	20,809	19,788	63,442	58,725
Occupancy expense	2,730	2,738	8,402	7,886
Equipment expense	5,836	4,811	16,473	13,903
FDIC expense	665	690	2,045	2,235
Other	11,239	10,021	34,325	30,234
TOTAL NON-INTEREST EXPENSE	41,279	38,048	124,687	112,983
INCOME BEFORE INCOME TAXES	34,431	25,754	87,191	72,357
Provision for income taxes	6,990	4,992	17,203	14,603
NET INCOME	27,441	20,762	69,988	57,754
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	(36,401)	19,596	(40,943)	33,642
Change in funded status of post retirement benefits, net of taxes	79	3	237	8
COMPREHENSIVE INCOME (LOSS)	$(8,881)	$40,361	$29,282	$91,404
PER SHARE DATA
Basic and Diluted Earnings per Share	$2.31	$1.75	$5.89	$4.87
Weighted average number of shares outstanding (in thousands)	11,892	11,851	11,889	11,848